                              LEHMAN BROTHERS INC.

                                      and

                     CONTINENTAL BANK, NATIONAL ASSOCIATION
                           As Trustee Under Indenture
                           Dated as of June 14, 1989

                         EIGHTH SUPPLEMENTAL INDENTURE
                         Dated as of December 23, 1993

                           Providing for issuance of

                   Step-Up Senior Subordinated Notes Due 2003



         THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of December 23, 1993, between Lehman Brothers Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at Three World Financial Center, New York, New York 10285, and Continental Bank, National Association, a national banking association organized and existing by virtue of the laws of the United States of America (hereinafter called the "Trustee"), Trustee under the Indenture dated as of June 14, 1989, between the Company and the Trustee (hereinafter called the "Original Indenture".

                             W I T N E S S E T H:

         WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of Holders for the purpose of making any other provisions with respect to matters arising therein, provided such action will not adversely affect the interests of the Holders of Securities of any series in any material respect; and

         WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of debt securities of the Company to provide funds for its corporate purposes; and

         WHEREAS, the Company desires, by this Supplemental Indenture, to create a series of Securities to be issuable under the Original Indenture and to be known as the Company's Step-Up Senior Subordinated Notes Due 2003 (hereinafter called the "Step-Up Notes"), the Step-Up Notes to be limited to $200,000,000 in aggregate principal amount, and the terms and provisions thereof to be as hereinafter set forth; and
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         WHEREAS, the form of the Step-Up Notes and the Trustee's certificate of authentication to be borne by the Step-Up Notes are to be in the general form set forth in the Original Indenture, with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

         WHEREAS, all things necessary to make the Step-Up Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders, as follows:

         SECTION 1. Defined Terms. All terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture.

         SECTION 2. Designation and Terms of the Step-Up Notes. The series of Securities created by this Supplemental Indenture shall be known and designated as the "Step-Up Senior Subordinated Notes Due 2003" of the Company.

         The Stated Maturity of the Step-Up Notes shall be December 15, 2003 and they shall bear interest from and including December 23, 1993, or from and including the most recent Interest Payment Date to which interest on the Step-Up Notes then outstanding has been paid or duly provided for, as the case may be, payable semiannually on June 15 and December 15 in each year (commencing June 15, 1994), and at Maturity until the principal amount thereof is paid or duly provided for.

         Interest is payable at the annual rate of (i) 5.04% from December 23, 1993 to, but not including, December 15, 1996, and (ii) 7.36% from December 15, 1996 to, but not including, Maturity, in each case as hereinabove described.

         Payment of principal of the Step-Up Notes (whether at Stated Maturity or the Repayment Date, as hereinafter defined) and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto at such person's address appearing in the Security Register.

         The Regular Record Date referred to in Section 301 of the Original Indenture for the payment of interest on the Step-Up Notes payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the last day of the month next preceding such Interest Payment Date.





                                     - 2 -
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         The Step-Up Notes may be issued in denominations of $1,000 and any integral multiple thereof.

         Upon execution of this Supplemental Indenture, or from time to time thereafter, Step-Up Notes, in an aggregate principal amount not exceeding $200,000,000, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Step-Up Notes to or upon a Company Order.

         SECTION 3. Redemption of the Step-Up Notes. Other than as described in Section 4 of this Supplemental Indenture, the Step-Up Notes are not repayable prior to Stated Maturity. The Step-Up Notes are not subject to any sinking fund and shall not be redeemable prior to the Stated Maturity thereof, anything in Section 1202 of the Original Indenture to the contrary notwithstanding.

         SECTION 4. Election of Holders for Repayment in 1996. The Holder of any Step-Up Note may elect to have such Note (or any portion thereof which is $1,000 or an integral multiple thereof) repaid on December 15, 1996 (the "Repayment Date") at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Repayment Date (the "Repayment Amount"). If the Repayment Date is not a Business Day, the Company will pay the Repayment Amount for Step-Up Notes with respect to which it has received the required notice (as hereinafter described) on the next succeeding Business Day. Such election may be made by the Holders of the Step-Up Notes by delivery to the Company, at the office of the Trustee's New York facility, c/o Mellon Securities Transfer Services Inc., 120 Broadway, 33rd Floor, New York, New York 10271 (or such other address of which the Company shall give notice to the Holders of the Step-Up Notes), during the period from and including October 15, 1996 to and including November 15, 1996 (or, if November 15, 1996 shall not be a Business Day, the next succeeding Business Day), of either of the following:

                 (a) the Step-Up Notes which such Holder elects to have repaid in whole or in part with the form entitled "Option to Elect Repayment" on the reverse side of such Step-Up Note duly completed; or

                 (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of such Holder, the principal amount of the Step-Up Note registered in such Holder's name which such Holder elects to have repaid in whole or in part, the portion thereof to be repaid, a statement that the option to elect repayment is being irrevocably exercised thereby and a guarantee that such Step-Up Note with the form entitled "Option to Elect Repayment" on the reverse side thereof duly completed will be delivered to the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Step-Up Note and form are received by the Company by such fifth Business Day.

         Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Step-Up Note for repayment will be determined by the Company, whose determination will be final and binding.

         On December 15, 1996 the Company will pay to those Holders of the Step-Up Notes electing repayment as aforesaid the applicable Repayment Amount, but subject in any event to the provisions of Section 702(b) of the Original Indenture. In the case of any such Step-Up Note repaid in part, the Company will execute, and the Trustee shall authenticate and deliver, in the name of such Holder, a new Step-Up Note for the unpaid balance thereof.

         There shall be set forth on the reverse of the Step-Up Notes (in addition to such other provisions as may be permitted) a paragraph reading substantially as follows:

                                   * * * * *

         "The Securities will be repayable in whole or in part in increments of $1,000 on December 15, 1996, at the option of the Holder thereof, at a repayment price equal to 100% of the principal amount to be repaid. together with interest thereon payable to December 15, 1996. To be repaid, the Company must receive at the office of the Trustee's New York facility, c/o Mellon Transfer Services, Inc., 120 Broadway, 33rd Floor, New York, New York 10271, (or at such other address of which the Company shall from time to time notify the Holders of the Securities) during the period from and including October 15, 1996 to and including November 15, 1996 or, if such November 15 is not a Business Day, the next succeeding Business Day (the "Election Period"), (i) a Security with the form entitled "Option to Elect Repayment" on the reverse side of the Security duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Security, the principal amount of the Security, the amount of the Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Security duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Security and form duly completed are received by the Company by such fifth Business Day. Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. After the Election Period, the Holders of the Securities shall not have any option to elect repayment. The obligation of the Company to repay the Securities at December 15, 1996 is subject to the restrictions on payment described in the Indenture."





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
                                   * * * * *


         The form of "Option to Elect Repayment" appearing on the reverse of the Step-Up Notes shall be substantially as follow:

                           OPTION TO ELECT REPAYMENT

         The Undersigned hereby irrevocably requests and instructs the Company to repay this Security (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to December 15, 1996, to the undersigned, at ____________________________.


         For this Security to be repaid. the Company must receive at the office of the Trustee's New York facility, c/o Mellon Transfer Services Inc., 120 Broadway, 33rd Floor, New York, New York 10271, or at such additional place or places of which the Company shall from time to time notify the Holder of this Security, during the period from and including October 15, 1996 to and including November 15, 1996, or, if such November 15 is not a Business Day, the next succeeding Business Day (i) this Security with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Security, the principal amount of this Security, the amount of this Security to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that this Security with this "Option to Elect Repayment" form on the reverse of this Security duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and this Security and form duly completed are received by the Company by such fifth Business Day.

         If less than the entire principal amount of this Security is to be repaid, specify the portion thereof (which shall be an integral multiple of
$1,000) which the Holder elects to have repaid: $      ; and specify the
denomination or denominations (which shall be $1,000 or a multiple thereof) of the Security or Securities to be issued to the Holder for the portion of this Security not being repaid (in the absence of any such specification, one such
Security will be issued for the portion not being repaid): $     .


Dated:



                                       ____________________________
                                       Note: The signature to this Option to
                                       Elect Repayment must correspond with
                                       the name as written upon the face of the Security in every particular, without alteration or enlargement or any other change whatsoever.

                                   * * * * *

                                  TESTIMONIUM

         This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                           LEHMAN BROTHERS INC.




                                           By: /S/ Michael R. Milversted
                                              --------------------------
                                                Managing Director
                                                and Treasurer

ATTEST:


/s/ Eileen M. Bannon
- -------------------------------
Assistant Secretary




                                           CONTINENTAL BANK, NATIONAL
                                           ASSOCIATION




                                           By:
                                              -------------------------
                                                Vice President

ATTEST:




- ---------------------------
Trust Officer

                                  TESTIMONIUM

         This Supplemental Indenture mav be executed in any number of counterparts, each of which so executed shall be deemed to be an original. but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                           LEHMAN BROTHERS INC.




                                           By:
                                               ------------------------
                                                 Managing Director
                                                 and Treasurer

ATTEST:



- ------------------------------
Assistant Secretary




                                           CONTINENTAL BANK, NATIONAL
                                           ASSOCIATION




                                           By: /S/ Greg Jordan
                                               -------------------------
                                                  Vice President


ATTEST:



/s/ Melissa A. Rosal
- -------------------------
Trust Officer

STATE OF NEW YORK )
                  )     SS.:
COUNTY OF NEW YORK)


         On the 23rd day of December, in the year 1993, before me personally came MICHAEL R. MILVERSTED, to me known, who being by me duly sworn, did depose and say that he resides at 15 Hampton Lane, Stamford, Connecticut; that he is a Managing Director and the Treasurer of Lehman Brothers Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                                     /s/ John D. Smith, Jr.
                                                     -------------------------
                                                           Notary Public

                                                           [Notary Seal]



STATE OF ILLINOIS)
                 )      SS.:
COUNTY OF COOK   )


On the 23rd day of December, in the year 1993, before me personally came _______________________, to me known, who being by me duly sworn, did depose and say that he resides at ________________________; that he is a Vice President of Continental Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                         --------------------------------
                                                 Notary Public

STATE OF NEW YORK )
                  )     SS.:
COUNTY OF NEW YORK)


         On the 23rd day of December, in the year 1993, before me personally came MICHAEL R. MILVERSTED, to me known, who being by me duly sworn, did depose and say that he resides at 15 Hampton Lane, Stamford, Connecticut; that he is a Managing Director and the Treasurer of Lehman Brothers Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                       ------------------------------------
                                                   Notary Public

STATE OF ILLINOIS)
                 )      SS.:
COUNTY OF COOK   )


         On the 23rd day of December, in the year 1993, before me personally came Greg Jordan, to me known, who being by me duly sworn, did depose and say that he resides at Naperville, Illinois; that he is a Vice President of Continental Bank, National Aslociation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                  /s/ Pam Johnson
                                                 ---------------------------
                                                        Notary Public

                                                        [Notary Seal]